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                                               Exhibit 23.1
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                       CONSENT OF INDEPENDENT ACCOUNTANTS
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We consent to the incorporation by reference in the Registration Statements of
Individual, Inc. on Form S-8 (File Nos. 333-02806 and 333-07815), of our reports dated February 15, 1997, on our audits of the consolidated financial statements of Individual, Inc. as of December 31, 1996 and 1995, and for the years ended December 31, 1996, 1995, and 1994, which report is included or incorporated by reference in this Annual Report on Form 10-K.


                                         COOPERS & LYBRAND L.L.P.



Boston, Massachusetts
March 28, 1997